CHINA EXPERT TECHNOLOGY, INC.

STOCK COMPENSATION PROGRAM

1.

Purpose.  This China Expert Technology, Inc. Stock Compensation Program ("Program") is established by China Expert Technology, Inc. ("Company").  The purpose of the Program is to attract and retain key employees, consultants and other persons, and as a way to provide such key individuals with an additional incentive to contribute to the success of the Company.

2.

Elements of the Program.  In order to maintain flexibility in the award of stock benefits, the Program constitutes a single "omnibus" plan, but is composed of two parts.  The first part is the Stock Option Plan (“Option Plan") which provides grants of  stock options (“Options”).  The second part is the Restricted Shares Plan ("Restricted Plan") which provides grants of restricted shares of Company common stock ("Restricted Shares"). The Option Plan and the Restricted Share Plan respectively comprise Plan I and  Plan II of the Program. (The grant of Options and Restricted Shares shall herein be referred in the aggregate as "Awards".

3.

Applicability of General Provisions.  Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below, and reference to the Program could also mean reference to the Plans.

GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

Article 1.

Administration.  The Program shall be administered by a committee ("Committee") consisting of not less than two directors of the Company as designated by the Board of Directors of the Company ("Board").   The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman.  Any action of the Committee shall be taken by a majority vote or the unanimous written consent of the Committee members.   The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend, and revoke such rules and procedures as it may deem appropriate with respect to the Program.

Article 2.

Authority of Committee.  Subject to the other provisions of this Program, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Program or the relevant Plan, the terms and conditions of Options and Restricted Shares granted pursuant to the terms of the Program, and (d) to make all other determinations necessary or advisable for the administration of the Program and to do all things necessary or desirable for the administration of the Program.  All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all affected individuals having on interest in the Program and on their legal representatives, heirs, and beneficiaries.

Article 3.

Maximum Number of Shares Subject to the Program.  The shares of common stock which may be issued under the Program shall be the authorized and unissued no par value common stock of the Company ("Common Stock").  The maximum aggregate number of shares of Common Stock which may be issued under the Program shall be 800,000 shares.

The shares of Common Stock to be issued upon exercise of an Option or issued as Restricted Shares may be authorized but unissued shares or shares reacquired by the Company.  If any of the Options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated Options shall cease to reduce the number of shares available for purposes of the Program.  If the conditions associated with the grant of Restricted Shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the Restricted Share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such Restricted Shares shall cease to reduce the number of shares available for purposes of the Program.

The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of Options or transfer of Restricted Shares under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

Article 4.

Eligibility and Participation.  Officers, employees, directors (whether employee directors or nonemployee directors), and independent contractors or agents of the Company or its subsidiaries ("Subsidiaries") who are responsible for or contribute to the management, growth, or profitability of the business of the Company or its Subsidiaries shall be eligible to participate in the Program to the extent designated by the Committee at its sole and complete discretion ("Participants").

For purposes of this Program, the term ASubsidiary" shall mean any corporation of which the Company is the owner of stock possessing 50% or more of the total combined voting power of all classes of its issued and outstanding stock.

Article 5.

Effective Date and Term of Program.  The Program shall become effective upon its adoption by the Board of Directors of the Company.  The Program shall continue in effect for a term of five (5) years unless sooner terminated under Article 7 of these General Provisions.

Article 6.

Adjustments.  If the then outstanding shares of Common Stock are increased, decreased, changed, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Options and Restricted Shares may be granted under this Program.  A corresponding adjustment changing the number and kind of shares or securities allocated to unexercised Options, Restricted Shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made.  Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option.

Article 7.

Termination and Amendment of Program.  The Program shall terminate at the end of the term of the Program as described in Article 5.   No Options or Restricted Shares shall be granted under the Program after the termination date.  Further, subject to the limitation contained in Article 8 of these General Provisions, the Board of Directors may, at any time and without approval of the Company's stockholders, terminate or suspend the Program or amend or revise its terms,  including the form and substance of the Option and Restricted Share agreements used for the administration of the Program.

Article 8.

Prior Rights and Obligations.  No termination, suspension, or amendment  of the Program shall, without the consent of the Participant who has received an Option or Restricted Share, alter or impair any of that person's rights or obligations under the Option or Restricted Share granted under the Program prior to that termination, suspension, or amendment without the written consent of the Participant. The Committee may modify, extend, or renew outstanding Options or Restricted Shares and authorize the grant of new Options or Restricted Shares in substitution therefor, provided that any action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option or Restricted Share.

Article 9.

Privileges of Stock Ownership.  Notwithstanding the exercise of any Option granted pursuant to the terms of this Program or the achievement of any conditions specified in any Restricted Share granted pursuant to the terms of this Program, no Participant shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon the exercise of his or her Option or the satisfaction of his or her Restricted Share conditions until certificates representing the shares have been issued and delivered.  No shares shall be required to be issued and delivered upon exercise of any Option or satisfaction of any conditions with respect to a Restricted Share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

Article 10.

Reservation of Shares of Common Stock.  The Company, during the term of this Program, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder.  The inability of the Company to obtain from any regulatory agency the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Common Stock  hereunder shall relieve the Company of any liability in respect of the failure to issue or sell the stock for which the requisite authority has not obtained.

Article 11.

Tax Withholding.  The exercise of any Option or  delivery of any Restricted Share granted under this Program is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition to, or in connection with, such exercise or the delivery or purchase of shares, then in such event, the exercise of the Option or Restricted Share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

Article 12.

Compliance with Securities Laws.  Shares of Common Stock shall not be issued with respect to any Option or Restricted Share under the Program unless the issuance and delivery of those shares shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Committee may also require an individual to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any applicable transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation.  Further, an individual  shall consent to the imposition of a legend on the shares of Common Stock relating to his or her Option or Restricted Share restricting their transferability as required by law or by this Article 12.

Article 13.

Corporate Transactions.  In the event of (a) a dissolution or liquidation of the Company, (b) merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted, or replaced by the successor corporation, which assumption is binding on all Participants), (c) merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, then any or all outstanding Awards may be assumed, converted, or replaced by the successor corporation (if any), which assumption, conversion, or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders ("fter taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

In the event such successor corporation  (if any) refuses to assume or substitute Awards as provided above pursuant to a transaction described in this Article 13, such Awards shall expire on such transaction at such time and on such conditions as the Committee may determine at its sole and complete discretion.  In any case, notwithstanding anything in this Program to the contrary,  the Committee may, in its sole and complete discretion, provide that the vesting (that is, full exercisability in the case of Options, and full nonforfeitability and elimination of all conditions to full ownership in the case of Restricted Shares) shall accelerate into full vesting upon a transaction described in this Article 13.  If the Committee exercises such discretion with respect to an Award, such full vesting shall occur prior to the consummation of such event at such time and on such conditions as the Committee determines.

Without limiting the foregoing, if the Company or any Subsidiary is a party to a merger, consolidation, reorganization, share exchange, acquisition of stock or assets, or similar transaction, the Committee may grant Awards hereunder in connection with the assumption, substitution, or conversion by the Company or its subsidiaries of similar stock compensation awards that have been issued by another party to such transaction, and the Board may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such assumption, substitution, or conversion, all without action by the Company's shareholders.

Article 14.

Governing Law.  The provisions of this Program and the Awards hereunder shall be governed by and interpreted in accordance with the laws of Nevada, without regard to any applicable conflicts of law.

PLAN I

CHINA EXPERT TECHNOLOGY, INC.

STOCK OPTION PLAN

Section 1.

Purpose.  The purpose of this China Expert Technology, Inc., Stock Option Plan (“Option Plan") is to provide for the grant of options to Company employees, consultants and other persons.   This Option Plan is Part I of the Company's Stock Compensation Program ("Program").  Unless any provision herein indicates to the contrary, this Option Plan shall be subject to the General Provisions of the Program.

Section 2.

Option Terms and Conditions.  Each Option shall be evidenced by an Option Agreement between the grantee ("Optionee") and the Company.  The terms and conditions of Options granted under the Plan shall be determined by the Committee in its sole and complete discretion.  Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions which are not inconsistent with the Plan.  The terms and conditions may differ as between Options.

Section 3.

Duration of Options.  Each Option shall expire on the date as determined by the Committee.  In addition, each Option shall be subject to earlier termination as otherwise provided under the Plan.  The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee.

Section 4.

Exercise Price.  The exercise price ("Exercise Price") for shares of Common Stock subject to any Option shall be determined by the Committee in its sole and complete discretion.  To the extent that the Exercise Price is designated with respect to fair market value ("Fair Market Value") of the shares at the time of the grant of the Option, then Fair Market Value shall be determined by the Committee on the basis of such factors as they deem appropriate, including a determination of Fair Market Value based on an independent appraisal by a person who customarily makes such appraisals.  However, the Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on the OTC Bulletin Board, the mean of the reported closing bid and asked prices on such day.

Section 5.

Exercise of Options. A Option shall be exercisable at the times or upon the events determined by the Committee as set forth in the Option Agreement governing the Option.  Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Committee.  No Option may be exercised for a fraction of a share of Common Stock.  The person exercising an Option may do only by written notice of exercise delivered to the Committee, in such form as the Committee prescribes or approves from time to time, specifying the number of shares to be purchased and accompanied by a tender of the Exercise Price for those shares.  The Exercise Price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company, or by shares of Common Stock, if permitted by the Committee, or by a combination these means, at the time of exercise of the Option.

If any portion of the Exercise Price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Committee  in accordance with Section 4 of this Plan.  As permitted by the Committee, payment in shares of Common Stock shall include the automatic application of shares of Common Stock received upon exercise of an Option to satisfy the Exercise Price for the Option or additional Options.

Section 6.

Continued Employment or Service.  Each Optionee, if requested by the Committee in conjunction with the grant of the Option, must agree in writing as a condition of the granting of his or her Option, to remain in the employment of, or service to, the Company or any Subsidiary following the date of the granting of that option for a period specified by the Committee.  Nothing in this Plan nor in any Option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any Subsidiary, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Section 7.

Option Rights Upon Termination of Employment or Service.  If an Optionee under this Plan ceases to be employed by, or provide services to, the Company or any Subsidiary for any reason other than death or disability, his or her option shall immediately terminate, or shall be subject to termination by the Committee, in accordance with the applicable terms and conditions of the Option Agreement.

Section 8.

Option Rights Upon Disability.  If an Optionee becomes disabled ("s determined by the Committee in its sole and complete discretion) while employed by, or providing services to, the Company or any Subsidiary, his or her Option shall immediately terminate, of shall be subject to termination by the Committee, in accordance with the applicable terms and conditions of the Option Agreement..

Section 9.

Option Rights Upon Death of Optionee.  Except as otherwise limited by the Committee at the time of the grant of a Option, if an Optionee dies while employed by, or providing services to, the Company or any Subsidiary, his or her Option shall expire one year after the date of death unless by its terms it expires sooner.  During this one year or shorter period, the Option may be exercised, to the extent exercisable on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

Section 10.

Options Not Transferable.  Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and  shall not be subject to execution, attachment, or similar process.  However, at the Optionee's election, the Option may be transferred to and held by a grantor trust of which the Optionee is both a trustee and beneficiary, in which case such Option shall continue to be subject to all restrictions set forth in the Program and this Plan.  Options may be exercised during the lifetime of an Optionee only by (a) the Optionee, (b) at the Optionee's election, by a grantor trust of which the Optionee is both a trustee and beneficiary, (c) on behalf of the Optionee, by a person holding the Optionee's power of attorney for that purpose, or (d) the duly appointed guardian of the person and property of an Optionee who is disabled within the meaning of Section 8 of this Plan.

Section 11.  Option Shares May Be Restricted.  As the Committee may determine, the shares of Common Stock purchased upon exercise of an Option granted hereunder may be deemed  to be ARestricted Shares" granted under the Restricted Shares Plan for purposes of applying all provisions and terms and conditions of the Restricted Share Plan.  As such, during the ARestriction Period" ("s described in the Restricted Share Plan),  such shares of Common Stock may be subject to redemption and nontransferability, and all restrictions shall lapse upon the occurrence of events as may be determined by the Committee.  Further, the procedures of the Restricted Share Plan relating to the issuance, surrender, and assignment of shares and the provisions relating to stockholder rights may apply to the shares of Common Stock issued upon exercise of any Option granted hereunder.

PLAN II

CHINA EXPERT TECHNOLOGY, INC.

RESTRICTED SHARE PLAN

Section 1.

Purpose.  The purpose of this China Expert Technology, Inc., Restricted Share Plan (“Restricted Share Plan") is to provide for the grant of restricted shares to Company employees, consultants and other persons.   The Restricted Share Plan is Part II of the Company's Stock Compensation Program ("Program").  Unless any provision herein indicates to the contrary, the Plan shall be subject to the General Provisions of the Program.

Section 2.

Terms and Conditions.  Each Restricted Share shall be evidenced by a Restricted  Share Agreement between the grantee ("Holder") and the Company.  The terms and conditions of Restricted Shares granted under the  Restricted Share Plan shall be determined by the Committee in its sole and complete discretion.  Each Restricted Share shall be subject to all applicable terms and conditions of the  Restricted Share Plan and may be subject to other terms and conditions not inconsistent with the  Restricted Share Plan.  The terms and conditions may differ as between Restricted Shares.

Each Restricted Share grant shall provide to the Holder the transfer of a specified number of shares of Common Stock that shall become nonforfeitable upon the achievement of specified service or performance conditions within a specified period ("Restriction Period") as determined by the Committee.  At the time that the Restricted Share is granted, the Committee shall specify the service or performance conditions and the period of duration over which the conditions apply.  The date of grant of a Restricted Share shall be the date on which the Committee makes the determination to grant the Restricted Share, unless otherwise specified by the Committee.

Each individual who is awarded Restricted Shares shall be issued a stock certificate representing such shares.  Such certificate shall be registered in the name of the Holder and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE CHINA EXPERT TECHNOLOGY, INC. RESTRICTED SHARE PLAN AND RESTRICTED SHARE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CHINA EXPERT

TECHNOLOGY, INC.  COPIES OF SUCH  RESTRICTED SHARE PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF CHINA EXPERT TECHNOLOGY, INC.

The Committee  shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share Award, the Holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.  At the expiration of applicable Restriction Period, the Company shall deliver to the Holder certificates held by the Company representing the shares with respect to which the applicable conditions have been satisfied.

Section 3.

Restricted Shares Not Transferable.  During the Restriction Period, Restricted Shares shall  not be sold, pledged, assigned, or transferred in any manner, and shall not be subject to execution, attachment, or similar process.  However, at the Holder's election, the Restricted Shares may be transferred  to and held by a grantor trust of which the Holder is both a trustee and beneficiary, in which case the Restricted Shares shall continue to be subject to the nontransferability, forfeiture, and redemption limitations.

 Section 4.

Restricted Share Rights Upon Termination of Employment or Service.  If a Holder terminates employment or service with the Company prior to the expiration of the Restriction Period, any Restricted Shares granted to him or her subject to such Restriction Period shall be forfeited by the Holder and shall be transferred to the Company.  The Committee may, in its sole and complete  discretion, accelerate the lapsing of or waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee may determine, including, but not limited to, the Participant's retirement, death, or disability.

Restricted Shares that were purchased by exercise of an Option granted under the Stock Option Plan shall be subject to redemption during any applicable  Restriction Period.  Specifically, if during the Restriction Period, the Holder of such Restricted Shares terminates employment or service with the Company or any Subsidiary for any reason as may be determined by the Committee, the Holder shall sell to the Company, and the Company shall redeem, the Restricted Shares at the price equal to the Exercise Price for which the Restricted Shares were purchased.  The redemption price shall be paid to the Holder in a single payment for the complete redemption of the Restricted Shares.

Section 5.

Stockholder Rights.  The Holder shall have, with respect to the Restricted Shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon.  Certificates for shares of unrestricted stock shall be delivered to the grantee promptly after, and only after, the Restriction Period shall expire without forfeiture of such Restricted Shares.

Section 6.

Continued Employment or Service.  Each Holder, if requested by the Committee as a condition of the granting of his or her Restricted Shares, must agree to remain in the employment of, or service to, the Company or any Subsidiary following the date of the granting of the Restricted Shares for a period specified by the Committee.  Nothing in this  Restricted Share Plan or in any Restricted Share granted hereunder shall confer upon any Holder any right to continued employment by, or service to, the Company or any Subsidiary, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Section 7.

Surrender of Stock Certificate and Assignment of Shares.  Upon the occurrence of an event triggering the forfeiture or redemption of Restricted Shares, the Holder shall immediately take whatever action necessary to transfer the Restricted Shares to the Company, including the endorsement of any certificate representing the Restricted Shares.  From and after occurrence of such an event, the Company shall not pay any dividends to the Holder with respect to the Restricted Shares, or permit the Holder to exercise any of the privileges or rights of a stockholder with respect to such shares, but shall treat the Company or its nominee as the owner of the shares.  Any assignment of the Restricted Shares pursuant to this Section 7 shall be effective as of the date of the event triggering the forfeiture.